UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 2 to Term Loan Agreement

On December 6, 2019, Sorrento Therapeutics, Inc. (the “Company”), certain of the Company’s domestic subsidiaries (the “Guarantors”), certain funds affiliated with Oaktree Capital Management, L.P. (“Oaktree” and such funds, the “Lenders”) and Oaktree Fund Administration, LLC (the “Agent”) entered into an amendment (the “Amendment”) to that certain Term Loan Agreement, dated as of November 7, 2018, by and among the Company, the Guarantors, the Lenders and the Agent, as administrative and collateral agent (the “Original Loan Agreement”), as amended by that certain Amendment No. 1 to Term Loan Agreement, dated as of May 3, 2019, by and among the Company, the Guarantors, the Lenders and the Agent (as amended, the “Loan Agreement”).

Pursuant to the Loan Agreement, the Lenders previously provided a senior secured first lien term loan facility to the Company consisting of an initial term loan of $100.0 million on November 7, 2018 (the “Initial Loan”) and an additional term loan of $20.0 million on May 3, 2019 (the “Early Delayed Draw Loan”, and together, with the Initial Loan, the “Term Loans”). The Original Loan Agreement provided that, in the event of an optional prepayment of all or any portion of the Term Loans prior to November 7, 2021, the Company would be obligated to pay a prepayment fee in an amount equal to the amount of interest that would have been paid on the principal amount of the Term Loans being prepaid for the period from and including the date of such prepayment to, but excluding, November 7, 2021, based on the interest rate in effect on the date of any such prepayment (the “Make-Whole Payment”), plus 3% of the principal amount of the Term Loans being so prepaid.

Under the terms of the Amendment, the Lenders agreed that, in the event of an optional prepayment of all or any portion of the Term Loans on or prior to March 31, 2020, the prepayment fee will be equal to 3% of the principal amount of the Term Loans being prepaid, and the Company will not be required to pay any Make-Whole Payment. Pursuant to the Amendment, the Company also agreed to certain financial milestones and to fund and maintain, in a blocked liquidity account, an amount equal to (i) $2.5 million, or (ii) $20.0 million upon the achievement by the Company of certain financial milestones; provided, that the amount required to be maintained in the blocked liquidity account will be $10.0 million if the Company makes an optional prepayment of at least $50.0 million in principal amount of the Term Loans on or prior to March 31, 2020.

In connection with the Amendment, on December 6, 2019, the Company paid the Lenders certain fees of $1.2 million in the aggregate and issued to the Lenders warrants to purchase an aggregate of 2,000,000 shares of the Company’s common stock (the “Warrants”). The Warrants have an exercise price per share of $3.26, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable from June 6, 2020 through June 6, 2030 and will be exercisable solely on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrants (the “Warrant Shares”), in which case the Warrants shall also be exercisable on a cashless exercise basis.

Amendment No. 2 to Registration Rights Agreement

In connection with the Amendment, on December 6, 2019, the Company and the Lenders entered into an amendment (the “RRA Amendment” and, together with the Amendment and the Warrants, the “Transaction Documents”) to that certain Registration Rights Agreement, dated as of November 7, 2018, as amended by that certain Amendment No. 1 to the Registration Rights Agreement, dated as of May 3, 2019, by and among the Company and the persons party thereto. Under the terms of the RRA Amendment, the Company agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale the Warrant Shares by no later than the 45th day following the issuance of the Warrants.

Board Appointment Letter

In connection with the Amendment, on December 6, 2019, the Company and Oaktree entered into a letter agreement (the “Letter Agreement”) pursuant to which the Company agreed that, effective no later than the next regular meeting of the Company’s board of directors (the “Board”), the Board will increase the number of members of the Board and, subject to the satisfaction of certain conditions, appoint Mr. Edgar Lee as a member of the Board. The Company also agreed that the Board will nominate Mr. Lee as a director of the Company at the Company’s 2020 annual meeting of the Company’s stockholders and at each subsequent annual meeting during the term of the Letter Agreement. In the event that Mr. Lee resigns as a director or otherwise refuses or is unable to serve as a director during the term of the Letter Agreement, Oaktree may designate a replacement director who will be independent of Oaktree, considered an independent director of the Company under the listing rules of The Nasdaq Stock Market LLC, is mutually agreed upon in writing by the Company and Oaktree and has a comparable amount of business experience to Mr. Lee. The Letter Agreement will terminate if, at any time, the aggregate principal amount of the Term Loans held by funds associated with Oaktree is $70.0 million or less.

The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Transaction Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Warrants and the RRA Amendment do not purport to be complete and are qualified in their entirety by reference to the copies of the form of Warrant and the RRA Amendment filed herewith as Exhibits 4.1 and 4.2, respectively. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment that the Company will file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”) or via an amendment to this Current Report on Form 8-K. Certain terms of the Amendment have been omitted from this Current Report on Form 8-K and will be omitted from the versions of the Amendment to be filed as an exhibit to the Form 10-K or as amendment to this Current Report on Form 8-K pursuant to Item 601(b)(10) of Regulation S-K because such terms are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 regarding the Amendment is hereby incorporated by reference in its entirety into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained under Item 1.01 regarding the Warrants is hereby incorporated by reference in its entirety into this Item 3.02. The Warrants and the Warrant Shares (collectively, the “Securities”) were offered and sold to the Lenders on December 6, 2019 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Lenders represented that such Lender was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, warrants or any other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 9, 2019 and in accordance with the Letter Agreement, the Board appointed Edgar Lee as a director of the Company.

Edgar Lee, age 43, has been a Managing Director at Oaktree Capital Management, L.P., and has served as the portfolio manager for Oaktree Capital Management, L.P.’s Strategic Credit strategy, since 2013. From July 2018 to September 2019, Mr. Lee served as the Chairman of the Board of Directors, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income II, Inc. Mr. Lee also served as Chief Executive Officer and Chief Investment Officer for Oaktree Specialty Lending Corporation and Oaktree Strategic Income Corporation from October 2017 to September 2019. From 2010 to 2013, Mr. Lee was a Senior Vice President within Oaktree Capital Management, L.P.’s Distressed Debt group and led a number of the group’s investments in the media, technology and telecom industries. Prior to joining Oaktree Capital Management, L.P. in 2007, Mr. Lee worked within the Investment Banking division at UBS Investment Bank in Los Angeles, where he was responsible for advising clients on a number of debt and preferred stock restructurings, leveraged financings, buy-side and sell-side M&A, mezzanine financings and recapitalizations. Before that, he was employed within the Fixed Income division at Lehman Brothers Inc. Prior experience includes work at Katzenbach Partners LLP and the Urban Institute. Mr. Lee has served on the board of directors of Neo Performance Materials Inc. (TSX: NEO) since August 2016 and previously served on the boards of directors of Nine Entertainment Co. (ASX: NEC) and Charter Communications, Inc. (NASDAQ: CHTR) from January 2011 to May 2013. Mr. Lee received a B.A. degree in economics from Swarthmore College and an M.P.P. with a concentration in applied economics from Harvard University.

On December 9, 2019, Mr. Lee will be granted an option to purchase 75,000 shares of the Company’s common stock that will vest on a monthly basis over 12 months commencing on December 9, 2019. The option will have an exercise price that is equal to the closing price of the Company’s common stock on the date of grant. As a non-employee director, Mr. Lee will be entitled to receive the Company’s standard cash retainers for membership on the Board and any committees of the Board, as disclosed under “Outside Director Compensation Policy” in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on August 14, 2019.

The Company also entered into an indemnification agreement with Mr. Lee in the same form as its standard form of indemnity agreement with its other directors.

There are no family relationships between Mr. Lee and any director or executive officer of the Company. He was selected by the Board to serve as a director pursuant to the Letter Agreement.

The following are descriptions of transactions or series of transactions since January 1, 2018, or any currently proposed transaction, to which the Company has been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000 and in which Mr. Lee had or will have a direct or indirect material interest, other than compensation arrangements that are described above:

2018 Purchase Agreements and Indenture for Scilex Pharmaceuticals Inc.

On September 7, 2018, Scilex Pharmaceuticals Inc. (“Scilex Pharma”) entered into purchase agreements (the “2018 Purchase Agreements”) with certain investors (the “Purchasers”) and the Company. Pursuant to the 2018 Purchase Agreements, on September 7, 2018, Scilex Pharma, among other things, issued and sold to the Purchasers senior secured notes due 2026 (the “Scilex Notes”) with an aggregate principal of $224.0 million for an aggregate purchase price of $140.0 million (the “Offering”). In connection with the Offering, Scilex Pharma also entered into an indenture governing the Scilex Notes (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), and the Company. Pursuant to the Indenture, the Company agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex Pharma under the Indenture. The holders of the Scilex Notes will be entitled to receive quarterly payments of principal of the Scilex Notes equal to a percentage, in the range of 10% to 20% of the net sales of ZTlido® (lidocaine topical system) 1.8% for the prior fiscal quarter, beginning on February 15, 2019. Pursuant to the terms of the Indenture, the percentage of net sales payable and the aggregate principal amount due are subject to increase if certain conditions are not met.

Certain entities affiliated with Oaktree purchased $80 million aggregate principal amount of the Scilex Notes in the Offering. Mr. Lee was a Managing Director at Oaktree at the time of the Offering.

Oaktree Term Loan Agreement

On November 7, 2018, the Company and the Guarantors entered into the Original Loan Agreement for the Initial Loan and a second tranche of $50.0 million, subject to the achievement of certain commercial and financial milestones between August 7, 2019 and November 7, 2019 and the satisfaction of certain customary conditions (the “Conditional Loan”). In connection with the Original Loan Agreement, the Company and the Guarantors entered into a Collateral Agreement with the Agent (the “Collateral Agreement”). The Collateral Agreement provides that the Initial Loan and the Conditional Loan are secured by substantially all of the Company’s and the Guarantors’ assets and a pledge of 100% of the equity interests in other entities that each of the Company and the Guarantors holds (subject to certain exceptions and other than equity interests held by the Company or a Guarantor in certain foreign subsidiaries, which is limited to 65% of such voting equity interests).

In connection with the Loan Agreement, on November 7, 2018, the Company issued to the Lenders warrants to purchase 6,288,985 shares of the Company’s common stock (the “Initial Warrants”). The Initial Warrants have an exercise price per share of $3.28, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, are exercisable from May 7, 2019 through May 7, 2029 and are exercisable solely on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Initial Warrants, in which case the Initial Warrants shall also be exercisable on a cashless exercise basis.

On May 3, 2019, the Company, the Guarantors and the Lenders and the Agent entered into an amendment (the “First Amendment”) to the Loan Agreement. Under the terms of the First Amendment, among other things, on May 3, 2019, the Lenders loaned to the Company $20.0 million of the Conditional Loan in the form of the Early Delayed Draw Loan, notwithstanding that the commercial and financial milestones had not occurred. The Initial Loan will mature on November 7, 2023. The Early Delayed Draw Loan will mature on May 3, 2020. The Term Loans may be prepaid by the Company, in whole or in part at any time, subject to a prepayment fee. Upon any prepayment or repayment of all or a portion of the Term Loans, the Company has agreed to pay the Lenders an exit fee equal to 1.25% of the principal amount paid or prepaid amounting to approximately $1.5 million.

In connection with the First Amendment, on May 3, 2019, the Company issued to the Lenders warrants to purchase an aggregate of 1,333,304 shares of the Company’s common stock (the “2019 Warrants”). The 2019 Warrants have an exercise price per share of $3.94, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, are exercisable from November 3, 2019 through November 3, 2029 and are exercisable solely on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the 2019 Warrants, in which case the 2019 Warrants shall also be exercisable on a cashless exercise basis.

The information contained under Item 1.01 is hereby incorporated by reference in its entirety into this Item 5.02.

The Company pays Oaktree an annual fee of $100,000 for certain advisory services provided to the Board and an annual fee of $100,000 for certain advisory services provided to the Board of Scilex Holding Company.

Mr. Lee was a Managing Director at Oaktree, which is the manager of each of the Lenders, during each of the above transactions. In addition, Oaktree is the parent of OCM Investments LLC, which is the investment manager of each of the Lenders. Mr. Lee was the Chairman of the Board of Directors, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income II, Inc., which is one of the Lenders, during each of the above transactions. Mr. Lee was the Chief Executive Officer and Chief Investment Officer for Oaktree Specialty Lending Corporation, which is the sole owner and managing member of OCSL SRNE, LLC, which is one of the Lenders, during each of the above transactions.

On December 9, 2019, the Company issued a press release announcing the appointment of Mr. Lee to the Board. A copy of the press release is filed herewith as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant, dated December 6, 2019, issued by Sorrento Therapeutics, Inc.

4.2	Amendment No. 2 to the Registration Rights Agreement, dated as of December 6, 2019, by and among Sorrento Therapeutics, Inc. and the persons party thereto.

99.1	Press Release, dated December 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: December 9, 2019	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer